United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
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Current Report
Pursuant to Section 3 OR 15(d) of the Securities Exchange Act of 1934

							August 5, 2003
Date of Report (Date of earliest event reported)________________________________

Bridge Technology, Inc.
_____________________________________________________________________________
(Exact name of registrant as specified in its charter)


State or other jurisdiction of incorporation		Nevada
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Commission File No.					000-24767
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IRS Employer Identification No.				59-3065437
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	12601 Monarch Street, Garden Grove, California  92841
_____________________________________________________________________________
(Address of principal executive offices)	(Zip Code)

							714.891.6508
Registrants telephone number, including area code___________________________

_____________________________________________________________________________
(Former name of former address, if changed since last report.)


INFORMATION TO BE INCLUDED IN THE REPORT


Item 7.	  Financial Statements and Exhibits

Exhibit 99.1 Press Release Dated August 5, 2003.

Item 9.	  Regulation FD Disclosure

The Company has received a letter from NASDAQ indicating that its common stock will be delisted from The Nasdaq Stock Market effective with the open of business on Wednesday, August 6, 2003 based on its failure to satisfy the filing, bid price and Annual Meeting requirements.

The Company has received a formal notice that it is in non-compliance with Market Rule 4310(c)(14) in that its Form 10-K for the year ending December 31, 2002, and Form 10-Q's for the quarters ending March 31, 2003 and June 30, 2003 have not been filed.

The Company believes it has valid reasons for this filing delinquency and has requested an oral hearing before a Nasdaq Panel to appeal the staff's determination.

In addition, Nasdaq had notified the Company on August 4, 2003 the initial listing requirements for the Nasdaq Small Cap Market under Marketplace Rule 4310 (c)(2)(A), the Company is non-compliant with the $1.00 per share bid price requirement, and the Annual Meeting requirement.. The Company also plans on addressing these issues at its hearing before the Nasdaq Listing and Hearing Review Council. No hearing date has been scheduled as of the date of this press release.

The Company's securities will not be immediately eligible to trade on the OTC Bulletin Board since the Company is not current in all of its periodic reporting requirements pursuant to Section 13(a) or 15(D) of the Exchange Act. In the interim while Nasdaq is reviewing the Company's request for reinstatement, the Company has also requested that one of it's Nasdaq market makers file a Form 211 to allow the Company to trade on the OTC Bulletin Board ("OTC"). Until the Form 211 is approved by Nasdaq, which will require the submission of the as yet uncompleted Form 10-K, the Company's common stock will trade in the 'Pink Sheets'.

Filing of Audited Financial Statement for Period Ending December 31, 2002 and Form 10-Q for the Periods Ending March 31, 2003 and June 30, 2003

The Company anticipates that its Form 10-K for the period ending December 31, 2002 and its Form 10-Q for the period ending March 31, 2003 and June 30, 2003 will be filed with the Securities and Exchange Commission no later than August 14, 2003.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						Bridge Technology, Inc.
						__________________________
(Registrant)


Date     August 5, 2003		/S/ James Djen, President, CEO and Director
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					(Signature)